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                                                                EXHIBIT 10.16

                         FINANCIAL CONSULTING CONTRACT

        This Agreement made ____________, by and between Aristo International Corporation, a Delaware corporation, having its business address at 152 West 57th Street, New York, New York (hereinafter the "Company") and ____________ ________ (hereinafter "Consultant").

        In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

1. Provision of Services. Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to place at the disposal of the Company his judgment and experience and to provide business development services to the Company including the following:

                (i) evaluate the Company's managerial and financial requirements;

                (ii) assist when requested by the Company in screening, evaluating and recommending, directors, commercial and investment bankers, underwriters, and other professional consultants;

                (iii)  assist in preparation of business plans; and

                (iv) evaluate financial requirements and assist in arranging financing sources.

2. Compensation. In consideration of Consultant's services, the Company agrees to grant the Consultant a warrant, exercisable by the Consultant from time to time after the first anniversary of the date of issuance and prior to the fifth anniversary of the date of issuance, to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.25 per share (the "Warrant"). The Warrant will be evidenced by a warrant certificate which shall contain customary terms, including provisions for "piggy-back" registration rights, anti-dilution and conversion rights.

        Consultant hereby accepts such compensation. The Company agrees to reimburse Consultant for reasonable expenses incurred by the Consultant in connection with services hereunder. All expenses in excess of $500.00 shall be approved in advance by the Company in writing.

3. Liability of Consultant. In furnishing the Company with management advice and other services as herein provided, the Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement.

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        It is further understood and agreed that Consultant may rely upon information furnished to him reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of the Consultant.

4. Status of Consultant. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.

5. Other Activities of Consultant. The Company recognizes that Consultant now renders and may continue to render management and financial consulting and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote his full time and attention to the performance of his duties under this Agreement, but shall devote only so much of his time and attention as he deems reasonable or necessary for such purposes.

6. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

7. Term. Consultant's retention hereunder shall be for a term of two years commencing _________________.

8. Assignment. Consultant may not assign this Agreement without the prior written consent of the Company.

9. Confidentiality. Consultant shall treat all documents, financial statements, reports and other information delivered pursuant to this agreement on a confidential basis, with the same degree of care he treats similar information of other companies with which he has financial consulting relationships.

10. Miscellaneous. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understanding of every and any nature between them. This Agreement is executed in and shall be construed and interpreted according to the laws of the State of New York.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on the day and year first above written.


                                        ARISTO INTERNATIONAL CORPORATION


                                        By:
                                            -----------------------------
                                            Name:  Mouli Cohen
                                            Title: President & C.E.O.



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                                                   [Consultant]